EFFECTIVE November 13, 2007, THE
COMPANYS NAME HAS CHANGED TO
MACQUARIE GROUP LIMITED
Exhibit A to Deposit Agreement

No.
AMERICANDEPOSITARY SHARES
(Each American Depositary Share represents one (1) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES, WITHOUT
PAR VALUE,
OF
MACQUARIE BANK LIMITED
(INCORPORATED UNDER THE LAWS
OF
THE COMMONWEALTH OF
AUSTRALIA)

The Bank of New York as depositary
(hereinafter called the Depositary), hereby certifies that , or registered assigns IS THE
OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Macquarie Bank
Limited, a company incorporated under the laws of the Commonwealth of Australia
(herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the deposit agreement at the Australia offices of Australia and New Zealand Banking Group
Limited and National Australia Bank
Limited (herein collectively called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of June 2, 2005 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) Shares in the
name of the Owner hereof or as ordered by
him or by certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Article (22)
hereof.  Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered under
the provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.  The Depositary will comply with
the reasonable written instructions of the
Company requesting the Depositary not to
accept for deposit hereunder any Shares
identified in such instructions in order to
facilitate the Companys compliance with the
securities laws of the United States and
other jurisdictions.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any
Receipt, any American Depositary Share or
any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Owner hereof
to the Depositary.  The Depositary may
refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor, if applicable,
are validly issued, fully paid, nonassessable
and free of any pre-emptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that the deposit
of such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
issuance or cancellation of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner or Beneficial Owner of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper or as the Company may reasonably
request in writing that the Depositary
require.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Commonwealth
of Australia which is then performing the
function of the regulation of currency
exchange.
If requested in writing by the Company, the
Depositary shall provide the Company, in
timely manner, with copies of proofs,
certificates or information that it receives
pursuant to Section 3.1 of the Deposit
Agreement, unless prohibited by applicable
law.  Each Owner and Beneficial Owner
agrees to provide any information requested
by the Company or the Depositary pursuant
to Section 3.1 of the Deposit Agreement.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or
by Owners, as applicable:  (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year, and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
The Depositary, subject to Section 2.9 of the
Deposit Agreement, may own and deal in
any class of securities of the Issuer and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Unless requested in writing by the Company
to cease doing so, the Depositary may,
notwithstanding Section 2.3 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of Shares pursuant to
Section 2.2 of the Deposit Agreement
(Pre-Release).  The Depositary may,
pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and Beneficial Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.
Such reports and communications will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
The Depositary shall keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners of Receipts,
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary shall receive any
cash dividend or other cash distribution on
any Deposited Securities, the Depositary
shall, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of Sections 4.11
and 5.9 of the Deposit Agreement, whenever
the Depositary shall receive any distribution
other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall cause the
securities or property received by it to be
distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may,
and shall if the Company shall so request,
distribute to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; provided, however, that the
Company shall not be obliged to make such
filing.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall, in
consultation with the Issuer, have discretion
as to the procedure to be followed in making
such rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to other
Owners, the Depositary may distribute, to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
If the Depositary determines that it is not
lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized U.S. counsel for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change
in the number of Shares that are represented
by each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (which shall, insofar as is
reasonably practicable, be the same as the
record date established by the Company in
respect of the Shares (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice
shall be prepared by the Depositary and the
text shall be approved by the Issuer, such
approval not to be unreasonably withheld,
which shall contain (a) such information as
is contained in such notice of meeting, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of the laws of the
Commonwealth of Australia and of the
Constitution of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose (the
Instruction Date), the Depositary shall
endeavor, in so far as practicable to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any split-up, consolidation or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall,
if permitted by applicable law, be treated as
new Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, officers,
employees, agents or affiliates shall incur
any liability to any Owner or Beneficial
Owner of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or
regulatory authority or stock exchange or
automated quotation system, or by reason of
any provision, present or future, of the
Constitution of the Company, or by reason
of any provision of any Securities issued or
distributed by the Company, or any Offering
or distribution thereof or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company or any
of their respective directors, officers,
employees, agents or affiliates incur any
liability to any Owner or Beneficial Owner
of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
their respective directors, officers,
employees, agents and affiliates assumes
any obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that the Company and the Depositary
agree to perform their respective obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, officers,
employees, agents or affiliates shall be
under any obligation to appear in, prosecute
or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, officers, employees,
agents and affiliates, except for any liability
or expense arising out of the negligence or
bad faith of either of them, or (ii) by the
Company or any of its directors, officers,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
The Depositary may at any time resign as
Depositary under the Deposit Agreement
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal,
which shall become effective upon the later
to occur of the (i) 120th day after delivery of
the notice to the Depositary or (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
substitute or additional custodian or
custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners
and Beneficial Owners in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such Receipt, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law. The
Company and the Depositary may amend
this Deposit Agreement from time to time to
reflect changes in Australian law and of the
Issuers Constitution.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and for its
obligations to the Company under Sections
5.8 and 5.9 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.8 and 5.9
of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary,
the Company and the Depositary each
agrees that it will not exercise any rights it
has under the Deposit Agreement to permit
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
The Company hereby (i) irrevocably
designates and appoints Macquarie Holdings
(USA) Inc., Level 21, 600 Fifth Avenue,
New York, New York 10020, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and
(iii) agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Issuer in any such suit or proceeding.  The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
To the extent that the Company or any of its
properties, assets or revenues may have or
may hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	DISCLOSURE OF INTERESTS.
Notwithstanding any other provision of this Deposit Agreement, each Owner and
Beneficial Owner agrees to comply with
requests from the Company pursuant to
applicable law or the Articles of Association to provide information, inter alia, as to the capacity in which such Owner or Beneficial
Owner owns American Depositary Shares
(and Shares as the case may be) and
regarding the identity of any other person(s) interested in such American Depositary
Shares (and Shares, as the case may be) and the nature of such interest and various other matters, whether or not they are Owners or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Company and at the expense of the Company, any such written request from the Company to the Owners and to forward, as promptly as practicable, to the Company any such responses to such requests received by the Depositary. If the Company requests information from the
Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.





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